Exhibit 10.1

TEXTURA CORPORATION

STOCK INCENTIVE PLAN

Effective October 1, 2007,

As Amended and Restated Effective January 1, 2009

ARTICLE I
PURPOSE

The purpose of this Textura Corporation, a Delaware corporation (the “Company”), Stock Incentive Plan (the “Plan”) is to advance the interests of the Company and its shareholders by providing officers, directors, key employees, consultants and other independent contractors of the Company, upon whose judgment, initiative and efforts the Company largely depend, with additional incentives to perform in a superior manner.  The Plan is also designed to attract and retain key personnel and to reward such individuals for achievement of corporate and individual performance goals.

ARTICLE II
DEFINITIONS

As used in the Plan, the following defined terms have the meanings indicated below:

“Award” means a Stock Grant or a grant of an Option, a Stock Appreciation Right, or a Restricted Stock Unit pursuant to the provisions of the Plan.

“Board of Directors” or “Board” means the board of directors of the Company.

“Cause” means the termination of employment or other services for gross negligence, personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses); provided, however, if an Employee has an employment agreement with the Company and such employment agreement defines a termination for “cause,” then “Cause” used herein shall have the same meaning as set forth in such employment agreement.

“Change in Control” means the occurrence of any one of the following events, unless stated otherwise in an Award or as otherwise required by Code Section 409A to avoid the additional taxes therein: (a) any person (other than the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an underwriter) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (excluding from the securities beneficially owned by such Person any securities acquired directly from the Company) representing more than 70% of the total voting power of the Company’s then outstanding voting securities; (b) the consummation of a merger or consolidation of the Company with or into any other corporation or any other corporate reorganization if more than 70% of the combined voting power of the voting securities of the

Company or such surviving entity (or any parent thereof) outstanding immediately after such merger, consolidation, or reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or reorganization; (c) the complete liquidation or dissolution of the Company; or (d) the sale or disposition of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of twelve (12) consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 30% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

“Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a specific provision of the Code includes the successor provision(s) and the regulations promulgated.

“Common Stock” means the common stock of the Company.

“Company” has the meaning set forth in Article I.

“Date of Grant” means the date an Award is effective pursuant to the terms hereof.

“Disability” will have the meaning set forth in any employment, consulting, or other agreement between the Company (or its affiliate) and the Participant.  If there is no such employment, consulting, or other agreement, or if such agreement does not define “Disability,”  then “Disability” will mean any permanent physical or mental incapacity or impairment which satisfies the requirements for benefits under the long-term disability plan of the Company.  If no such long-term disability plan is in effect, then “Disability” will mean any permanent physical or mental incapacity or impairment that would constitute a disability for purposes of receiving benefits under the federal Social Security Act.

“Effective Date” has the meaning set forth in Article XV.

“Employee” means any person who, on the particular Date of Grant or other time of determination as the context requires, is currently employed by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.  Any reference to a specific provision of the Exchange Act includes the successor provision(s) and the regulations promulgated thereunder.

“Exercise Notice” has the meaning set forth in Section 9.1.

“Fair Market Value” means, as of a particular date, the fair market value of one share of Common Stock or Series A-2 Stock as determined by the Plan Administrator in a manner consistent with Code Section 409A and any regulations or other guidance thereunder.  It is the intent that such determinations shall be made in such a manner so that the Plan and Awards granted hereunder are not subject to the additional taxes referenced in Code Section 409A.

“Investment Representation Statement” has the meaning set forth in Section 9.1.

“Option” means an Award granted under Article VII of the Plan.

“Option Award Agreement” has the meaning set forth in Article VIII.

“Option Period” means the time period within which the Option holder may exercise the right to purchase shares of Common Stock or Series A-2 Stock under an Award.

“Participant” means an eligible person who receives an Option, Stock Grant, Stock Appreciation Right, or a Restricted Stock Unit pursuant to the Plan.

“Plan” has the meaning set forth in Article I.

“Plan Administrator” means the Board or if delegated by the Board, a committee of the Board.

“Restricted Stock Unit” means an Award granted under Article XIII of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Series A-2 Stock” means the Series A-2 preferred stock of the Company.

“Stock Appreciation Right” means an Award granted under Article XII of the Plan.

“Stock Grant” means a grant of shares of Common Stock or Series A-2 Stock accompanied by such restrictions if any, as may be determined by the Plan Administrator under this Plan.

ARTICLE III
ADMINISTRATION

3.1                               General.  The Plan shall be administered by the Plan Administrator.  The Plan Administrator shall act by vote or written consent of a majority of its members.  The Plan Administrator is authorized, subject to the provisions of the Plan, to establish, amend, suspend and waive such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable with respect to Participants.  The Plan Administrator’s decision and determinations under the Plan need not be uniform and may be made selectively among Participants, regardless of whether they are similarly situated. All determinations and interpretations made by the Plan Administrator shall be binding and conclusive on such Participants and on their legal representatives and beneficiaries.

3.2                               Power and Authority of the Plan Administrator.  Subject to the other terms and conditions set forth herein, the Plan Administrator shall have the power and authority, in its discretion, to determine from time to time which Participants will be granted Awards under the Plan, the number of shares of Common Stock or Series A-2 Stock subject to each Award, the exercise price of an Option and the restrictions, if any, which will be applicable to each Stock Grant and Option.  In making all such determinations, the Plan Administrator shall take into account the duties, responsibilities and performance of each respective Participant, his or her present and potential contributions to the growth and success of the Company, his or her compensation, and such other factors as the Plan Administrator shall deem relevant to accomplishing the purposes of the Plan.  In addition, the Plan Administrator shall have the power and authority to determine other terms, conditions, restrictions, and other provisions of Awards, and to interpret, administer, and make factual determinations with respect to the Plan and Awards and agreements and instruments related to or made under the Plan.

3.3                               Limitation on Liability.  No member of the Plan Administrator shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it.

ARTICLE IV
STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Article X, the maximum number of shares reserved for Stock Grants and for purchase pursuant to the exercise of Options under the Plan is [1,700,000] shares of Common Stock or                                      shares of Series A-2 Stock.  The shares of Common Stock or Series A-2 Stock subject to the Plan may be either authorized but unissued shares or shares previously issued and reacquired by the Company.  To the extent that Options are granted and Stock Grants are made under the Plan, the shares underlying such Options and Stock Grants will be unavailable for future grants under the Plan.  However, to the extent that the Options or Stock Grants granted under the Plan are forfeited, terminate, expire or are canceled without having been exercised, the shares for such Options and Stock Grants shall not be counted against the maximum number of shares available for issuance hereunder and new Awards may be made with respect to such shares.

ARTICLE V
ELIGIBILITY

Employees, consultants, advisors, independent contractors, directors and officers of the Company or its affiliated companies are eligible to receive Stock Grants, Options, Stock Appreciation Rights and/or Restricted Stock Units under the Plan.

ARTICLE VI
STOCK GRANTS

6.1                               Terms of Stock Grants.  Each Stock Grant may be accompanied by such conditions, restrictions, and contingencies, or may be made without any, as may be determined in the discretion of the Plan Administrator as provided in the Award.  Such conditions, restrictions, and contingencies may include, without limitation, requirements that the Participant remain in the continuous employment or service of the Company for a specified period of time, that the Participant meet designated individual performance goals, that the Company, an Affiliate, or a combination thereof, meet designated organizational performance goals, or that the Company have a right to purchase, upon the Participant’s separation from service with the Company for any reason, all or any part of the shares of stock covered by a Stock Grant held by the Participant at the date of such separation.

6.2                               Issuance Procedures.  A stock certificate representing the number of shares of stock covered by a Stock Grant shall be registered in the Participant’s name and may be held by the Participant; provided however, unless the Plan Administrator provides otherwise in the specified Award or otherwise consents in writing, if a Stock Grant is subject to certain restrictions or performance obligations, the shares of stock covered by such Stock Grant shall be registered in the Participant’s name and held in custody by the Company.  Unless the Plan Administrator provides otherwise in the specified Award or otherwise consents in writing, a Participant who has been awarded a Stock Grant shall have the rights and privileges of a stockholder of the Company as to the shares of stock covered by such Stock Grant, including the right to receive dividends and the right to vote such shares, except that the dividends shall be accumulated in an escrow account by the Company and shall not be paid to the Participant unless and until the expiration of any restrictions or satisfaction of any performance requirements.  None of the shares of stock covered by the Stock Grant may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the expiration of any applicable restrictions or satisfaction of any performance requirements.  Unless the Plan Administrator provides otherwise in the specified Award or otherwise consents in writing, all of the shares of stock covered by a Stock Grant shall be forfeited and all rights of a Participant who has been awarded such Stock Grant to such shares shall terminate without further obligation on the part of the Company in the event that any applicable restrictions or performance obligations do not expire or are not satisfied.  Upon forfeiture of shares of stock, such shares shall be transferred to the Company without further action by the Participant.  Upon the expiration of all applicable restrictions and satisfaction of the applicable performance obligations, whether in the ordinary course or under circumstances set forth in Section 6.3, the Company may deliver certificates evidencing shares of stock subject to the related Stock Grant to the Participant, or the Participant’s beneficiary or estate, as the case may be, free of such restrictions and applicable restrictive legends, but still subject to any applicable transfer restrictions.

6.3                               Acceleration.  If the Plan Administrator so provides in the specified Award or otherwise consents in writing, the vesting and the lifting of conditions, performance obligation requirements, restrictions and contingencies in whole or in part may be accelerated for any reason or upon the occurrence of any event.

ARTICLE VII
STOCK OPTIONS

7.1                               Terms of Options.  Options granted under the Plan are subject to the following terms and conditions:

(a)                                 Price.  The purchase price per share of Common Stock or Series A-2 Stock deliverable upon the exercise of each Option shall be equal to at least the Fair Market Value on the Date of Grant, unless the Plan Administrator provides otherwise in the specified Award, in which case the terms of such Option shall comply with the requirements of Code Section 409A to avoid the additional taxes referenced therein.

(b)                                 Option Period Generally.  The Plan Administrator shall determine the Option Period during which each Option may be exercised as set forth in the Award.

(c)                                  Vesting.  The Plan Administrator shall determine the date or dates on which each Option vests (may be exercised) as set forth in the Award and may provide that an Option is exercisable in installments.  If the Plan Administrator so provides in the specified Award or otherwise consents in writing, the shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable.

(d)                                 Acceleration.  If the Plan Administrator so provides in the specified Award or otherwise consents in writing, the vesting and the earliest time during which any Option may be exercised in whole or in part may be accelerated for any set reason or upon the occurrence of any set event.

(e)                                  Extension by Plan Administrator.  The Plan Administrator may extend the Option Period of an Option for a period not exceeding five (5) years past the end date of the original Option Period and in accordance with any applicable provisions of Code Section 409A.

(f)                                   Termination of Service.

(i)                                     Termination for Cause.  Unless the Plan Administrator provides otherwise in the specified Award or otherwise consents in writing, in the event a Participant’s employment with or provision of services to the Company are terminated by the Company for Cause, all rights under the Participant’s Options shall expire upon termination.

(ii)                                  Termination for Other Reasons.  Unless the Plan Administrator provides otherwise in the specified Award or otherwise consents in writing, upon the termination of a Participant’s employment with or provision of service to the Company because of any reason other than for Cause, the Participant’s Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for up to ninety (90) days following termination.

(g)                                  Other Conditions, Restrictions, Contingencies.  Each Award may specify other conditions, restrictions and contingencies to which the Option is subject as deemed appropriate in the sole discretion of the Plan Administrator, including, without limitation, that the Company have a right to purchase, upon the Participant’s separation from service with the Company for any reason, all or any part of the underlying shares held by the Participant as a result of the exercise of an Option, the unexercised and vested Options or the unexercised and vested warrants that are held by the Participant at the date of such separation.

7.2                               Reload Option.  If a Participant pays for all or any portion of the aggregate Option purchase price with shares of Common Stock or Series A-2 Stock by withholding a number of shares upon exercise of an Option, the Plan Administrator may grant a reload Option.  Such reload Option may grant the Participant a new Option for the number of shares of Common Stock or Series A-2 Stock equal to the number tendered as consideration for the purchase of shares under the former Option under terms satisfactory to the Plan Administrator.

ARTICLE VIII

AGREEMENT WITH GRANTEES

Each Award will be evidenced by a written option award agreement, substantially in the form attached hereto as Exhibit A in the case of Stock Grants (the “Stock Grant Agreement”),  Exhibit B in the case of Options (the “Option Award Agreement”) or Exhibit D in the case of Restricted Stock Units (the “Restricted Stock Unit Agreement”), or in such form approved by the Company in the case of Stock Appreciation Rights, executed by the Participant and the Company.  Each Award will describe the conditions for receiving such Award, the Date of Grant, the purchase price, if any, applicable Option Periods, performance or other periods, and any other terms and conditions as may be established by the Company or required by applicable securities or tax laws and that are not inconsistent with the terms of the Plan.

ARTICLE IX
MISCELLANEOUS REQUIREMENTS OF OPTIONS

9.1                               Method of Exercise; Cashless Exercise.  Each Option shall be exercised pursuant to the terms of the Plan by giving written notice to the Company at its principal place of business.  Unless the Plan Administrator consents in writing to the contrary, the form of such notice shall be substantially similar to the exercise notice contained in Exhibit C, which may be amended and otherwise updated from time to time by the Plan Administrator (the “Exercise Notice”).  No Option granted under the Plan may be exercised or Award granted unless, at the time of exercise or grant, Common Stock or Series A-2 Stock to be issued qualifies for exemption from, or is registered pursuant to, applicable federal and state securities laws.  In the event there is not then on file with the SEC an effective registration statement, including a prospectus relating to the shares subject to the Award, the Plan Administrator may require the Participant to execute and deliver to the Company prior to receipt by such Participant of any such shares under the Plan, an investment representation statement, the form of such statement shall be substantially similar to the investment representation statement contained in Attachment 1 to Exhibit C (the “Investment Representation Statement”).  Unless the Plan Administrator provides otherwise in the specified Award or consents in writing, shares may be purchased pursuant to an Option only upon full payment of the purchase price in cash.  If the Plan Administrator so provides in the specified Award or otherwise consents in writing, payment of the purchase price may be made, in whole or in part, through the exchange of previously held shares of Common Stock or Series A-2 Stock (or through the withholding of shares of Common Stock or Series A-2 Stock to be received by the Participant upon exercise of the Option) at the Fair Market Value of such shares on the date of surrender.

9.2                               Rights of a Shareholder.  No Participant shall have any rights as a shareholder with respect to any shares covered by an Option until the date of issuance of a stock certificate for such shares.  Nothing in the Plan or in any Award granted confers on any person any right to continue in the employ of the Company or to continue as a director, officer, consultant or independent contractor of the Company or interferes in any way with the right of the Company to terminate a Participant’s services at any time.

9.3                               Limited Transferability.  Except as otherwise provided in an Award or unless the Plan Administrator consents in writing to the contrary, Options may only be transferred pursuant to the laws of descent and distribution upon a Participant’s death.  Except as otherwise provided in an Award or unless the Plan Administrator consents in writing to the contrary, during the lifetime of a Participant granted Options, such Options may only be exercised by such Participant or such Participant’s guardian or legal representative.  The Plan Administrator has the power and authority to establish additional rules and regulations from time to time specifically governing the transfer of Options as it deems necessary or advisable.

9.4                               Change in Control.

(a)                                 Exercise or Terminate.  Unless the Plan Administrator provides otherwise in the specified Award, upon thirty (30) days advance written notice by the Company to the Participant of the Company’s intent to consummate a Change in Control, the Company shall have the right, exercisable in the Company’s sole discretion, to require that the Participant exercise the Participant’s right to purchase all the shares that the Participant has a vested right to purchase under an existing Award within the ten (10)-day period following the expiration of the thirty (30)-day advance written notice period.  If the Participant fails to exercise such right as to all the shares that the Participant has a vested right to purchase within such ten (10)-day period, then to the extent not so exercised, all remaining purchase rights under the outstanding Options (regardless of their vested status) shall be immediately forfeited to the Company.

(b)                                 No Acceleration of Vesting.  Unless the Plan Administrator provides otherwise in the specified Award or otherwise consents in writing, no acceleration of vesting will occur upon a Change in Control.

(c)                                  Replacement by Successor.  In the event of a merger of the Company with or into another corporation, or a Change in Control, unless the Award Agreement provides otherwise, each outstanding Award, and, if applicable, each right of the Company to repurchase or redeem Shares acquired pursuant thereto, may be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation.

(d)                                 Payout.  The Plan Administrator may, without obtaining Participant consent, require that each Option that is outstanding on the date of a Change in Control be terminated as of the date of the Change in Control in exchange for a cash payment to the Participant equal to the product of (a) the number of shares that the Participant has a vested and, if approved by the Plan Administrator, the unvested right to purchase under the Award as of the date of the Change in Control and (b) the excess (if any) of the price paid for a share of Common Stock or Series A-2 Stock in the Change in Control transaction (as determined by the Plan Administrator) over the purchase price per share under such Option.  Each Option that is outstanding and unexercised immediately prior to the effective time of the Change in Control transaction, whether vested or unvested, that has an exercise price greater than or equal to the price paid for a share of Common Stock or Series A-2 Stock in the Change in Control transaction (as determined by the Plan Administrator), may be cancelled at such time, without obtaining Participant consent, by the Plan Administrator.

ARTICLE X
DILUTION AND OTHER ADJUSTMENTS

In the event of any change in the outstanding shares of Common Stock or Series A-2 Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, conversion, spin-off, reorganization, combination or exchange of shares (including, but not limited to the conversion of preferred stock to Common Stock pursuant to the Company’s Certificate of Incorporation), or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Plan Administrator shall make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

(a)                                 adjustments in the aggregate number or kind of shares of Common Stock or Series A-2 Stock that may be awarded under the Plan;

(b)                                 adjustments in the aggregate number or kind of shares of Common Stock or Series A-2 Stock covered by Awards already made under the Plan; or

(c)                                  adjustments in the purchase price of outstanding Options.

No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.  For purposes of clarification, no such adjustments shall be made as a result of the dilution of the Participant as a result of the issuance of options, warrants, or shares of the Company (whether pursuant to this Plan or otherwise) for consideration.

ARTICLE XI
WITHHOLDING; TAXATION

11.1                        Withholding.  As a condition to the exercise of any Option or Stock Appreciation Right granted hereunder, the issuance of a Stock Grant, the issuance, vesting or payment in respect of a Restricted Stock Unit, or the release of stock certificates from the Company’s custody in connection with a Stock Grant, the Participant shall make such arrangements as the Plan Administrator may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise, issuance, vesting, payment or release.  Such arrangements may include the deduction of any such required withholding from any payments due or to become due to the Participant or the payment in cash by the Participant to the Company in an amount equal to any such withholding.

11.2                        No Guarantee of Tax Treatment.  Notwithstanding any provisions of the Plan, the Company does not guarantee or make any warranty to any Participant or any other person with an interest in an Award that any Award intended to comply with Code Section 409A shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

ARTICLE XII

STOCK APPRECIATION RIGHTS.

The Company is hereby authorized to grant Stock Appreciation Rights to Participants, which Stock Appreciation Rights are subject to the terms of the Plan and any applicable Award.  A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value on the date of exercise (or, if the Company shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Company, which price shall not be less than 100% of the Fair Market Value on the date of grant of the Stock Appreciation Right.  Subject to the terms of the Plan and any applicable Award, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Company.  The Company may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

ARTICLE XIII

RESTRICTED STOCK UNITS

The Company is hereby authorized to grant, at any time and from time to time, Restricted Stock Units to Participants, which Restricted Stock Units are subject to the terms of the Plan and any applicable Award. in the number and form as the Company may determine in its discretion.  A Restricted Stock Unit granted under the Plan shall confer on the holder thereof a right to receive, subject to the terms and conditions of the Plan and Restricted Stock Unit Agreement, a share of Common Stock (or other converted ownership interest as may be provided under the Restricted Stock Unit Agreement) or a cash payment equal to the value of a share of Common Stock, if and when the Restricted Stock Unit becomes payable.  Subject to the terms of the Plan and the applicable Restricted Stock Unit Agreement, the number, vesting conditions, methods of payment, dates of payment and any other terms and conditions of any Restricted Stock Units shall be as determined by the Company in its absolute discretion.  The Company may impose such conditions or restrictions on the payment in respect of any Restricted Stock Unit as it may deem appropriate.

ARTICLE XIV
TERMINATION AND AMENDMENT OF THE PLAN

The Board may at any time, and from time to time, terminate, modify or amend the Plan in any respect.  No Awards under the Plan shall be granted more than ten (10) years after the Effective Date of the Plan.  The Board may determine that shareholder approval of any amendment to the Plan may be advisable for any reason, including but not limited to, for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange listing requirements.  Except as otherwise provided in the Plan or the specified Award, such termination, modification or amendment may not materially and adversely affect the rights of a Participant under such Award.

Notwithstanding any other provision in the Plan, the Board, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that such Award qualifies for exemption from or complies with Code Section 409A; provided, however, that the Board makes no representations that Awards granted under the Plan shall be exempt from or comply with Code Section 409A.  The Board shall not have the power to modify, amend, exchange or substitute Awards if such modification, amendment, exchange or substitution would violate Code Section 409A (it is not a violation if the expiration of the Award is tolled while the Award is unexercisable because an exercise would violate applicable securities laws, provided that the period during which the Award may be exercised is not extended more than thirty (30) days after the exercise of the Award first would no longer violate applicable securities laws).

ARTICLE XV
EFFECTIVE DATE OF PLAN

Subject to the approval of the shareholders of the Company, the effective date of the Plan shall be as of October 1, 2007 (the “Effective Date”).  The Plan shall remain in effect subject to the terms hereof, until the earlier of the following: (1) October 1, 2017; (2) termination of the Plan by the Board of Directors; or (3) the purchase of all shares to be delivered pursuant to the Plan.

ARTICLE XVI
APPLICABLE LAW

15.1                        Governing Law.  The Plan will be administered in accordance with the laws of the State of Illinois but without giving effect to the principles of conflicts of laws thereof.  The exclusive jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan or an Award Agreement shall be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).

15.2                        Compliance With Code Section 409A.  Notwithstanding any provision of the Plan to the contrary, all Awards made under the Plan are intended to be exempt from, or, in the alternative, comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals.  The Plan will be construed and interpreted in accordance with such intent.

By:	/s/ Patrick Allin
Name:	Patrick Allin
Its:	Chief Executive Officer

EXHIBIT A

FORM OF STOCK GRANT AGREEMENT

THIS SHARES OF COMMON STOCK OR SERIES A-2 PREFERRED STOCK ISSUABLE PURSUANT TO THIS STOCK GRANT HAVE NOT BEEN REGISTERED UNDER STATE OR FEDERAL SECURITIES LAWS.  THE SHARES OF COMMON STOCK OR SERIES A-2 PREFERRED STOCK ISSUABLE HERETO MAY NOT BE OFFERED OR SOLD, PLEDGED OR OTHERWISE DISTRIBUTED, NOR MAY THE SHARES OF COMMON STOCK OR SERIES A-2 PREFERRED STOCK BE TRANSFERRED ON THE BOOKS OF THE COMPANY, EXCEPT IN A TRANSACTION THAT (I) IN THE OPINION OF COUNSEL THAT IS SATISFACTORY TO THE COMPANY, WOULD RESULT IN NO VIOLATION OF SAID SECURITIES LAWS, AND (II) WOULD COMPLY WITH THE TRANSFER RESTRICTION PROVISIONS CONTAINED IN THE TEXTURA CORPORATION STOCK INCENTIVE PLAN.

TEXTURA CORPORATION

STOCK INCENTIVE PLAN

STOCK GRANT AGREEMENT

*  *  *  *  *

Stock Grant Recipient:

Stock Grant Date:

Number of Shares Granted:

Type of stock:	[Common Stock] or [Series A-2 Preferred Stock]

Fair Market Value of Shares Granted:

Vesting Schedule:

Vesting Date (or Vesting Criteria)	Vesting Amount	Number of Shares Subject to Vesting	Cumulative Total of Shares Subject to Vesting
, 20

THIS STOCK GRANT AGREEMENT (this “Agreement”), dated as of the stock grant date specified above, by and between Textura Corporation, a Delaware corporation (the “Company”), and the person named above (the “Recipient”), is entered into pursuant to the Textura Corporation Stock Incentive Plan (as the same may be amended, restated, supplemented and otherwise modified from time to time, the “Plan”).  All capitalized terms not otherwise defined in the text of this Agreement have the meanings attributed to them in the Plan.

ARTICLE I
STOCK GRANT

1.1                               Stock Grant.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Recipient the number of shares of Common Stock, or in the alternative, the number of shares of Series A-2 Preferred Stock set forth above (such shares of Common Stock and Series A-2 Preferred Stock are referred to as the “Grant Shares”).

1.2                               Delivery of Certificates. The certificates representing the Grant Shares hereunder shall be held in escrow by the Company and delivered to the Recipient pursuant to the terms hereof.

1.3                               Stockholder Rights.  Subject to the terms and conditions contained herein, the Recipient shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Grant Shares.

ARTICLE II
ESCROW

2.1                               Deposit.  Upon issuance, the certificates for any Grant Shares granted hereunder shall be deposited in escrow with the Corporation to be held in accordance with the provisions of this Article II.  The deposited certificates, together with any other assets or securities from time to time deposited with the Corporation pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the Grant Shares, or portion thereof, represented by such certificates, become vested.  At such time, the Corporation shall promptly deliver to Recipient, after the Recipient’s satisfaction of applicable tax withholding, the certificate or certificates evidencing the Grant Shares (or portion thereof) that are vested.

2.2                               Recapitalization.  In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation’s outstanding Common Stock as a class effected without receipt of consideration or in the event of a transaction, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Grant Shares shall be immediately delivered to the Corporation to be held in escrow under this Article II, but only to the extent the unvested Grant Shares are at the time are subject to the escrow requirements of Section 2.1.

ARTICLE III

SPECIAL TAX PROVISIONS

3.1                               Section 83(b) Election Acknowledgement.  The Recipient understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the Recipient may elect under Code Section 83(b) to be taxed at the time the Grant Shares are acquired hereunder, rather than when the Grant Shares (or portion thereof) vest.  The Recipient acknowledges that (i) it is the Recipient’s sole discretion to determine whether to make an election under Code Section

83(b), and (ii) it is the Recipient’s sole responsibility, and not the Company’s, to timely and properly file an election under Code Section 83(b).

3.2                               Valuation of Common Stock.  The Recipient understands that the Grant Shares have been valued by the Board of Directors of the Company (the “Board”) and that the Board believes this valuation represents a fair attempt at reaching an accurate appraisal of their worth on the date of the grant.

3.3                               Withholding.  The Company may require as a condition precedent to the issuance or transfer of any Grant Shares that the Recipient make such arrangements to the satisfaction of the Company for the satisfaction of any federal, state or local withholding tax obligations that may arise including requiring the Recipient to remit cash to the Company in an amount equal to such withholding.  If the amount so requested is not remitted, the Company may refuse to issue or permit the transfer of the Grant Shares.

ARTICLE IV

RIGHT OF PURCHASE

4.1                               Company Purchase Right.  In the event (i) the Recipient’s employment with or provision of services to the Company is terminated for any reason (including, without limitation, termination for cause or as a result of Recipient’s death or disability) or (ii)  the Recipient voluntarily resigns from his or her position with the Company, then, in any case, the Company shall have the right to purchase (a) all or any part of the shares of the Company (the “Shares”) held by the Recipient (if any); (b) all or any part of the unexercised and vested options (the “Vested Options”) of the Company held by the Recipient (if any) and (c) all or any part of the unexercised and vested warrants (the “Vested Warrants”) of the Company held by the Recipient (if any).

4.2                               Notice by Company.  The Company’s right to purchase described herein shall be exercised by written notice from the Company to the Recipient (the “Company Notice”) within ninety (90) days after the date of termination of employment or other position of the Recipient with the Company.

4.3                               Purchase Price.  The purchase price for the Shares shall be the fair market value of such Shares (as determined in the sole discretion of the Company) as of the date of the Closing (as defined below).  The purchase price for the Vested Options shall be (a) the fair market value of the shares subject to the Vested Options (as determined in the sole discretion of the Company) as of the date of the Closing minus (b) the exercise price applicable to the Vested Options, less all applicable taxes.  The purchase price for the Vested Warrants shall be (a) the fair market value of the shares subject to the Vested Warrants (as determined in the sole discretion of the Company) as of the date of the Closing minus (b) the exercise price applicable to the Vested Warrants.

4.4                               Payment.

(a)                                 Generally.  At the Closing, the Company shall pay the purchase price to the Recipient either (in the Company’s sole discretion) (i) in full at the Closing by cash, check or wire transfer (at the discretion of the Company); or (ii) pursuant to the terms of a promissory note as described below.

(b)                                 Promissory Note.  Any promissory note executed and delivered pursuant to this Agreement shall be unsecured and provide, in the Company’s sole discretion, up to five (5) equal, consecutive, annual payments of principal, together with interest computed upon the unpaid principal amount at a rate equal to the Prime Rate of interest, adjusted upon each anniversary of such promissory note.  The “Prime Rate” shall mean the interest rate publicly quoted in the Wall Street Journal (or any successor thereto) as the prime rate for interest rate determinations for commercial banks.  The promissory note shall reserve the right of the maker to prepay the indebtedness evidenced thereby, in whole or in part at any time, without penalty.  Indebtedness evidenced by a promissory note executed and delivered by the Company hereunder shall be always junior and subordinate in right of payment to all now outstanding indebtedness and obligations of the Company, other than ordinary trade payables and accrued expenses, and such other indebtedness and obligations which the Company at any time shall determine and designate as being prior and senior to any such promissory note, including, without limitation, the Company’s present or future obligations to any banks or other financial institutions providing credit or loans to the Company on a secured or unsecured basis.

4.5                               Closing.  The closing of the purchase described above (the “Closing”) shall take place at the principal office of the Company (or at such other place which may be mutually agreed upon by the parties hereto) on or before sixty (60) days after the date of the Company Notice.  If applicable, at the closing, the Recipient shall transfer to the Company the Shares and the certificates representing the same (duly executed for transfer), free and clear of all liens, claims and encumbrances.  At the request of the Company, the Recipient shall execute all documents that may be reasonably requested by the Company to effectuate such transfer.

4.6                               Spouses and Interests in Shares.  For purposes of this Agreement, all references to Shares, Vested Options or Vested Warrants owned or held by the Recipient shall include, without limitation, all such interests now owned or acquired in the future by the Recipient’s spouse, if any, as marital property, community property or quasi-community property, or pursuant to such spouse’s elective rights to deferred marital property or to an augmented marital property estate.

4.7                               Public Offering.  The purchase rights described in this Article IV shall terminate at the sooner of (a) such time as Option Holder no longer holds any shares in the Company or rights to acquire shares in the Company or (b) upon the closing of a Public Offering, as defined in the Company’s bylaws, as such bylaws may be amended from time to time.

ARTICLE V

MISCELLANEOUS

5.1                               Transfer Restrictions.  This Agreement, the Recipient’s rights hereunder, and the Grant Shares are not transferable by the Recipient, except as provided in the Plan.

5.2                               Securities Law Requirements.  As required by the Plan, Grant Shares under this Agreement may not be issued unless, at such time, the Grant Shares to be issued qualify for exemption from, or are registered pursuant to, applicable federal and state securities laws.  In the event there is not then on file with the SEC under the Securities Act of 1933, as amended, an effective registration statement, including a prospectus related to the Grant Shares subject to this Agreement, the Recipient shall execute and deliver to the Company prior to receipt by the Recipient of any of the Grant Shares under this Agreement, an Investment Representation Statement, in a form satisfactory to the Company.

5.3                               Restrictive Legend.  In addition to any other restrictive legend as may be required by agreement or by the Company, all certificates evidencing the Grant Shares shall bear the following legend:

“Transfer of the securities evidenced by this certificate is not valid except to the extent that such transfer has complied with the provisions regarding transfer contained in the bylaws, effective as of October 1, 2007, as may be amended from time to time.  A copy of the bylaws, which imposes various restrictions upon the holder of this certificate, is available to interested parties for inspection at the offices of the Corporation.”

“The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, but have been issued in reliance upon exemptions therefrom.  The securities may not be offered, sold, pledged or otherwise transferred without registration under the Securities Act and applicable state securities laws or receipt of an opinion of counsel satisfactory to the Corporation that an exemption from registration is available or that such transfer may otherwise lawfully be made.”

5.4                               Professional Advice.  The acceptance and exercise of the rights under this Agreement and the issuance of Grant Shares may have consequences under federal and state tax and securities laws, which may vary depending on the individual circumstances of the Recipient.  Accordingly, the Recipient acknowledges that it has been advised to consult the Recipient’s legal and tax advisor(s) in connection with this Agreement and the acquisition, holding and disposition of the Grant Shares.  The Recipient acknowledges that neither the Company nor any of its officers, directors, attorneys or agents have made any representations as to the federal and state tax effects of the acceptance of any rights under this Agreement, the vesting of the Grant Shares, or the sale of any Grant Shares.

5.5                               Interpretation.  The terms of this Agreement are subject to the Plan, of which the Recipient acknowledges receipt.  As a condition of the Company entering into this Agreement, the Recipient agrees for himself or herself and his or her representatives that any dispute or disagreement that may arise under or as a result of or pursuant to this Agreement shall be determined by the Plan Administrator in its sole discretion, and any interpretation by the Plan Administrator of the terms of this Agreement or the Plan shall be final, binding, and conclusive.

5.6                               Notices.  All notices, consents and other exchanges of written material required or implied under this Agreement shall be in writing and delivered in person or by messenger, facsimile, overnight courier or certified mail and shall be sent to the following:

If to the Company:	Textura Corporation
51 Sherwood Terrace, Suite A
Lake Bluff, IL 60044
Attn: Stock Incentive Plan Administrator

If to Recipient:	The address on file with the Company

All notices shall be deemed delivered and received by the receiving party (i) if delivered by messenger, on the date of delivery or on the date delivery was refused by the addressee, (ii) if delivered by facsimile transmission, upon receipt of facsimile confirmation of the party transmitting such notice, or (iii) if delivered by overnight courier or certified mail, on the date of delivery as established by the return receipt, courier service confirmation or similar documentation (or the date on which the courier or postal service, as applicable, confirms that acceptance of delivery was refused by the addressee).  A party may change its notice information set forth above by giving the other party proper notice of the change, but a change to such notice information is only effective when it is actually received.

5.7                               Prior Agreements.  This Agreement constitutes the final and complete understanding between the Recipient and the Company regarding the subject matter hereof and supersedes all prior agreements and understandings (written or oral) concerning the granting of equity interests in the Company.

5.8                               Tender of Warrants.  Upon execution of this Agreement, the Recipient hereby acknowledges that any warrants previously held by the Recipient in Textura, LLC (if any) are null and void and the Recipient agrees to immediately return any copies of documents held by the Recipient regarding such warrants to the Company.

5.9                               Acknowledgment of Restrictions Contained in the Company’s Bylaws.  The Recipient acknowledges that the Shares granted pursuant to this Award are subject to the restrictions on transfer and other obligations and rights contained in the Company’s bylaws, which are available for inspection at the offices of the Company.

IN WITNESS WHEREOF, the parties have caused this Stock Grant Agreement to be executed as of the Stock Grant Date.

RECIPIENT	TEXTURA CORPORATION

By:
Name:	Name:	Patrick Allin
	Its:	Chief Executive Officer

The undersigned spouse of the Recipient identified above hereby acknowledges that the undersigned spouse has read the foregoing Agreement and agrees and consents to all of its terms (having been advised to retain separate representation by counsel of the spouse’s own choosing with respect to the execution of this Agreement, and having done so or declined to do so).

Spouse’s Signature:
Spouse’s Name:
Date:

EXHIBIT B

FORM OF OPTION AWARD AGREEMENT

THIS OPTION AND THE SHARES OF COMMON STOCK OR SERIES A-2 PREFERRED STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER STATE OR FEDERAL SECURITIES LAWS.  THIS OPTION AND THE SHARES OF COMMON STOCK OR SERIES A-2 PREFERRED STOCK ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD, PLEDGED OR OTHERWISE DISTRIBUTED, NOR MAY THE SHARES OF COMMON STOCK OR SERIES A-2 PREFERRED STOCK ISSUED UPON EXERCISE HEREOF BE TRANSFERRED ON THE BOOKS OF THE COMPANY, EXCEPT IN A TRANSACTION THAT (I) IN THE OPINION OF COUNSEL THAT IS SATISFACTORY TO THE COMPANY, WOULD RESULT IN NO VIOLATION OF SAID SECURITIES LAWS, AND (II) WOULD COMPLY WITH THE TRANSFER RESTRICTION PROVISIONS CONTAINED IN THE TEXTURA CORPORATION STOCK INCENTIVE PLAN.

TEXTURA CORPORATION

STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

*  *  *  *  *

Option Holder:

Option Grant Date:

Exercise Price:	$ per share

Number of shares subject to this Option:

Type of stock:	[Common Stock] or [Series A-2 Preferred Stock]

Vesting Schedule:

Vesting Date (or Vesting Criteria)	Vesting Amount	Number of Option Shares Subject to Vested Purchase Right	Cumulative Total of Option Shares Subject to Vested Purchase Right
, 20

THIS STOCK OPTION AGREEMENT (this “Agreement”), dated as of the option grant date specified above, by and between Textura Corporation, a Delaware corporation (the

“Company”), and the option holder named above (the “Option Holder”), is entered into pursuant to the Textura Corporation Stock Incentive Plan (as the same may be amended, restated, supplemented and otherwise modified from time to time, the “Plan”).  All capitalized terms not otherwise defined in the text of this Agreement have the meanings attributed to them in the Plan.

ARTICLE I
OPTION ISSUANCE

1.1                               Grant of Options.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Option Holder the option to purchase from the Company the number of shares of Common Stock, or in the alternative, the number of shares of Series A-2 Preferred Stock set forth above (such shares of Common Stock and Series A-2 Preferred Stock are referred to as the “Option Shares”).

1.2                               Purchase Price.  The purchase price per Option Share to be paid for the Option Shares shall be as set forth above.

ARTICLE II
EXERCISE OF OPTIONS

2.1                               Vesting.  The Option Holder may only exercise the right to purchase the Option Shares to the extent such right is vested.  Subject to the terms and conditions contained herein, the vesting schedule for the Option Holder’s purchase right is set forth above.  The right to purchase Option Shares shall only continue to vest while the Option Holder is employed or otherwise engaged as an independent contractor by the Company.  If the Option Holder is no longer employed or otherwise engaged as an independent contractor by the Company, the Option Holder’s purchase rights under this Agreement shall no longer continue to vest.  [If there is a Change in Control while the Option Holder is employed by the Company, all rights to purchase the Option Shares shall immediately vest.](1)

2.2                               Minimum Exercise Amount.  The minimum number of Option Shares that the Option Holder may purchase at any time is           (2) or such other number of Option Shares as the Plan Administrator determines from time to time, provided that if the vested portion of this Option is less than such number of Option Shares, this Option may be exercised with respect to all Option Shares for which it is vested.

2.3                               Option Period.  Subject to the other provisions in this Agreement and the Plan that further limit or terminate the purchase rights of the Option Holder, the Option Period commences on the option grant date and ends upon the earlier of ten (10) years from the option grant date or ninety (90) days after the date on which the Option Holder is no longer an employee of the Company or otherwise engaged as an independent contractor of the Company.

2.4                               Procedure for Exercise.

(1)  Remove brackets and boldface around this sentence if it will be retained.  Delete if otherwise.

(2)  Insert a number that is administratively practical.

NOTE: CHOOSE EITHER ALTERNATIVE A OR B:

ALTERNATIVE A(3): Except as otherwise provided herein, this Option may only be exercised by the Option Holder’s delivery of an Exercise Notice during the Option Period to the Company (attention: Plan Administrator)

ALTERNATIVE B(4):  [Except as otherwise provided herein, this Option may only be exercised by the Option Holder’s delivery of an Exercise Notice to the Company (attention: Plan Administrator) during the calendar year during which the earliest of the following occurs (as each are defined in Treasury Regulation §1.409A-3(a)): (1) the Option Holder’s separation from service, (2) the Option Holder’s disability, (3) the Option Holder’s death, (4) [                            ](5) (a particular date), (5) a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company or (6) the occurrence of an unforeseeable emergency.]

The Exercise Notice must be accompanied by cash payment in the amount of the exercise price multiplied by the number of Option Shares being purchased plus the appropriate withholding tax. Upon written approval of the Plan Administrator, the Option Holder may pay for all or any portion of the aggregate purchase price for any Option Shares in accordance with the procedures set forth in the Plan, which procedures may be amended from time to time without the consent of the Option Holder.  Upon receipt of the payment of the entire purchase price for the Option Shares so purchased and compliance with all the terms of the Plan and this Agreement, certificates for such Option Shares shall be issued to the Option Holder.

2.5                               Termination of Option Holder’s Services.  Notwithstanding any other provision of this Agreement, if the Option Holder’s service with the Company terminates for Cause, all of the Option Holder’s rights hereunder and the Option Period shall immediately terminate (regardless of whether the purchase right is vested).

2.6                               Withholding.  The Company may require as a condition precedent to the issuance or transfer of any Option Shares that the Option Holder make such arrangements to the satisfaction of the Plan Administrator for the satisfaction of any federal, state or local withholding tax obligations that may arise including requiring the Option Holder to remit cash to the Company in an amount equal to such withholding.  If the amount so requested is not remitted, the Company may refuse to issue or permit the transfer of the Option Shares.

(3)  Note: Choose Alternative A if the exercise price is equal to or more than the fair market value of Textura stock on the date of grant.

(4)  Note: Choose Alternative B if the exercise price is less than the fair market value of Textura stock on the date of grant to avoid the new Section 409A penalties to the option holder.  Given the complexity of Code Section 409A and the evolving rules and regulations associated therewith, this exercise language is not final and must be reviewed by counsel and updated prior to issuing any discounted stock options.

(5)  Insert a particular date that is not tied to an event (e.g., January 1, 2009 is acceptable, but the date earnings exceed $X is not acceptable)

2.7                              Company Purchase Right.

(a)                                  Generally.  Option Holder agrees to the following purchase right described in this Section 2.7.  In the event (i) Option Holder’s employment with or provision of services to the Company is terminated for any reason (including, without limitation, termination for cause or as a result of Option Holder’s death or disability) or (ii) Option Holder voluntarily resigns from his or her position with the Company, then, in any case, the Company shall have the right to purchase: (a) all or any part of the shares of the Company (the “Shares”) held by Option Holder (if any); (b) all or any part of the unexercised and vested options (the “Vested Options”) of the Company held by Option Holder (if any); and (c) all or any part of the unexercised and vested warrants (the “Vested Warrants”) of the Company held by the Option Holder (if any).

(b)                                  Notice by Company.  The Company’s right to purchase described herein shall be exercised by written notice from the Company to Option Holder (the “Company Notice”) within ninety (90) days after the date of termination of employment or other position of Option Holder with the Company.

(c)                                   Purchase Price.  The purchase price for the Shares shall be the fair market value of such Shares (as determined in the sole discretion of the Company) as of the date of the Closing (as defined below).  The purchase price for the Vested Options shall be (a) the fair market value of the shares subject to the Vested Options (as determined in the sole discretion of the Company) as of the date of the Closing minus (b) the exercise price applicable to the Vested Options, less all applicable taxes.  The purchase price for the Vested Warrants shall be (a) the fair market value of the shares subject to the Vested Warrants (as determined in the sole discretion of the Company) as of the date of the Closing minus (b) the exercise price applicable to the Vested Warrants.

(d)                                  Payment.

(i)                                     Generally.  At the Closing, the Company shall pay the purchase price to Option Holder either (in the Company’s sole discretion) (i) in full at the Closing by cash, check or wire transfer (at the discretion of the Company), or (ii) pursuant to the terms of a promissory note as described below.

(ii)                                  Promissory Note.  Any promissory note executed and delivered pursuant to this Section 5(d) shall be unsecured and provide, in the Company’s sole discretion, up to five (5) equal, consecutive, annual payments of principal, together with interest computed upon the unpaid principal amount at a rate equal to the Prime Rate of interest, adjusted upon each anniversary of such promissory note.  The “Prime Rate” shall mean the interest rate publicly quoted in the Wall Street Journal (or any successor thereto) as the prime rate for interest rate determinations for commercial banks.  The promissory note shall reserve the right of the maker to prepay the indebtedness evidenced thereby, in whole or in part at any time, without penalty.  Indebtedness evidenced by a promissory note executed and delivered by the Company hereunder shall be always junior and subordinate in right of payment to all now outstanding indebtedness and obligations of the Company, other than ordinary trade payables and accrued expenses, and such other indebtedness and obligations which the Company at any time shall determine and designate as being prior and senior to any such promissory note, including, without limitation, the Company’s present or future obligations to any banks or other financial institutions providing credit or loans to the Company on a secured or unsecured basis.

(d)                                  Closing.  The closing of the purchase described above (the “Closing”) shall take place at the principal office of the Company (or at such other place which may be mutually agreed upon by the parties hereto) on or before sixty (60) days after the date of the Company Notice.  If applicable, at the closing, Option Holder shall transfer to the Company the Shares and the certificates representing the same (duly executed for transfer), free and clear of all liens, claims and encumbrances.  At the request of the Company, Option Holder shall execute all documents that may be reasonably requested by the Company to effectuate such transfer.

(e)                                   Spouses and Interests in Shares.  For purposes hereof, all references to Shares, Vested Options or Vested Warrants owned or held by Option Holder shall include, without limitation, all such interests now owned or acquired in the future by Option Holder’s spouse, if any, as marital property, community property or quasi-community property, or pursuant to such spouse’s elective rights to deferred marital property or to an augmented marital property estate

(f)                                    Public Offering.  The purchase rights described in this Section 2.7 shall terminate at the sooner of (a) such time as Option Holder no longer holds any shares in the Company or rights to acquire shares in the Company or (b) upon the closing of a Public Offering, as defined in the Company’s bylaws, as such bylaws may be amended from time to time.

ARTICLE III

MISCELLANEOUS

3.1                               Rights as a Shareholder.  The Option Holder shall not be deemed for any purposes to be a shareholder of the Company solely by reason of holding this Agreement and shall not have any shareholder privileges with respect to any Option Shares, except to the extent that this Option has been exercised with respect thereto and a stock certificate issued therefor.

3.2                               Transfer Restrictions.  This Agreement, the Option Holder’s rights hereunder, and the Option Shares are not transferable by the Option Holder, except as provided in the Plan.

3.3                               Securities Law Requirements.  As required by the Plan, the right to purchase Option Shares under this Agreement may not be exercised unless, at the time of exercise, the Option Shares to be issued qualify for exemption from, or are registered pursuant to, applicable federal and state securities laws.  In the event there is not then on file with the SEC under the Securities Act of 1933, as amended, an effective registration statement, including a prospectus related to the Option Shares subject to this Agreement, the Option Holder shall execute and deliver to the Company prior to receipt by the Option Holder of any of the Option Shares under this Agreement, an Investment Representation Statement, in a form satisfactory to the Company.

3.4                               Adjustments.  The existence of the purchase rights under this Agreement shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Common Stock Series A-2 Preferred Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

3.5                               Restrictive Legend.  In addition to any other restrictive legend as may be required by agreement or by the Company, all certificates evidencing the Option Shares shall bear the following legend:

“Transfer of the securities evidenced by this certificate is not valid except to the extent that such transfer has complied with the provisions regarding transfer contained in the bylaws, effective as of October 1, 2007, as may be amended from time to time.  A copy of the bylaws, which imposes various restrictions upon the holder of this certificate, is available to interested parties for inspection at the offices of the Corporation.”

“The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, but have been issued in reliance upon exemptions therefrom.  The securities may not be offered, sold, pledged or otherwise transferred without registration under the Securities Act and applicable state securities laws or receipt of an opinion of counsel satisfactory to the Corporation that an exemption from registration is available or that such transfer may otherwise lawfully be made.”

3.6                               Professional Advice.  The acceptance and exercise of the rights under this Agreement and the sale of the Options Shares may have consequences under federal and state tax and securities laws, which may vary depending on the individual circumstances of the Option Holder.  Accordingly, the Option Holder acknowledges that he or she has been advised to consult the Option Holder’s legal and tax advisor(s) in connection with this Agreement and the acquisition, holding and disposition of the Option Shares.  The Option Holder acknowledges that neither the Company nor any of its officers, directors, attorneys or agents have made any representations as to the federal and state tax effects of the acceptance of any rights under this Agreement, the exercise of this Option, the vesting of the purchase rights under this Agreement, or the sale of any Option Shares.

3.7                               Interpretation.  The terms of this Agreement are subject to the Plan, of which the Option Holder acknowledges receipt.  As a condition of the Company entering into this Agreement, the Option Holder agrees for himself or herself and his or her representatives that any dispute or disagreement that may arise under or as a result of or pursuant to this Agreement shall be determined by the Plan Administrator in its sole discretion, and any interpretation by the Plan Administrator of the terms of this Agreement or the Plan shall be final, binding, and conclusive.

3.8                               Notices.  All notices, consents and other exchanges of written material required or implied under this Agreement shall be in writing and delivered in person or by messenger, facsimile, overnight courier or certified mail and shall be sent to the following:

If to the Company:	Textura Corporation
51 Sherwood Terrace, Suite A
Lake Bluff, IL 60044
Attn: Stock Incentive Plan Administrator

If to Option Holder:	The address on file with the Company

All notices shall be deemed delivered and received by the receiving party (i) if delivered by messenger, on the date of delivery or on the date delivery was refused by the addressee, (ii) if delivered by facsimile transmission, upon receipt of facsimile confirmation of the party transmitting such notice, or (iii) if delivered by overnight courier or certified mail, on the date of delivery as established by the return receipt, courier service confirmation or similar documentation (or the date on which the courier or postal service, as applicable, confirms that acceptance of delivery was refused by the addressee).  A party may change its notice information set forth above by giving the other party proper notice of the change, but a change to such notice information is only effective when it is actually received.

3.9                               Prior Agreements.  This Agreement constitutes the final and complete understanding between the Option Holder and the Company regarding the subject matter hereof and supersedes all prior agreements and understandings (written or oral) concerning the granting of options to purchase stock or other equity interests in the Company.

3.10                        Tender of Warrants.  Upon execution of this Agreement, the Option Holder hereby acknowledges that any warrants previously held by the Option Holder in Textura, LLC (if any) are null and void and the Option Holder agrees to immediately return any copies of documents held by the Option Holder regarding such warrants to the Company.

3.11                        Acknowledgment of Restrictions Contained in the Company’s Bylaws.  The Option Holder acknowledges that the Shares granted pursuant to this Award are subject to the  restrictions on transfer and other obligations and rights contained in the Company’s bylaws, which are available for inspection at the offices of the Company.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Option Grant Date.

OPTION HOLDER	TEXTURA CORPORATION

By:
Name:	Name:	Patrick Allin
	Its:	Chief Executive Officer

EXHIBIT C

EXERCISE NOTICE

Textura Corporation

51 Sherwood Terrace, Suite A

Lake Bluff, IL 60044

Attn:                    Stock Incentive Plan Administrator

1.                                       Exercise of Option. Effective as of today,                                     , 20      , the undersigned (“Option Holder”) hereby elects to exercise his or her option to purchase                      shares of the Common Stock (the “Common Stock”) or                    shares of the Series A-2 Preferred Stock (the “Series A-2 Stock”) of Textura Corporation (the “Company”), under and pursuant to the Company’s Stock Incentive Plan (the “Plan”) and the Stock Option Agreement dated                                     , 20       (the “Option Agreement”).

2.                                       Delivery of Payment/Withholding. Option Holder herewith delivers to the Company the full purchase price of the shares of Common Stock or Series A-2 Stock (as applicable) and any applicable tax withholding (unless other arrangements have been made for such withholding), as set forth in the Option Agreement.

3.                                       Rights as Shareholder. Until the issuance of the shares of Common Stock or Series A-2 Stock, as applicable (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist due to the Option Holder’s exercise of the Option. The certificate evidencing the shares of Common Stock or Series A-2 Stock (as applicable) shall be issued to Option Holder as soon as practicable after the Option is exercised.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan.

4.                                       Tax Consultation. Option Holder understands that Option Holder may suffer adverse tax consequences as a result of Option Holder’s purchase or disposition of the shares of Common Stock or Series A-2 Stock (as applicable). Option Holder represents that Option Holder has consulted with any tax consultants Option Holder deems advisable in connection with the purchase or disposition of the shares of Common Stock or Series A-2 Stock (as applicable) and that Option Holder is not relying on the Company for any tax advice.

5.                                      Company Purchase Right.

(a)                                  Generally.  Option Holder agrees to the following purchase right described in this Section 5.  In the event (i) Option Holder’s employment with or provision of services to the Company is terminated for any reason (including, without limitation, termination for cause or as a result of Option Holder’s death or disability) or (ii) Option Holder voluntarily resigns from his or her position with the Company, then, in any case, the Company shall have the right to purchase: (a) all or any part of the shares of the Company (the “Shares”) held by Option Holder (if any); (b) all or any part of the unexercised and vested options (the “Vested Options”) of the

Company held by Option Holder (if any); and (c) all or any part of the unexercised and vested warrants (the “Vested Warrants”) of the Company held by the Option Holder (if any).

(b)                                  Notice by Company.  The Company’s right to purchase described herein shall be exercised by written notice from the Company to Option Holder (the “Company Notice”) within ninety (90) days after the date of termination of employment or other position of Option Holder with the Company.

(c)                                   Purchase Price.  The purchase price for the Shares shall be the fair market value of such Shares (as determined in the sole discretion of the Company) as of the date of the Closing (as defined below).  The purchase price for the Vested Options shall be (a) the fair market value of the shares subject to the Vested Options (as determined in the sole discretion of the Company) as of the date of the Closing minus (b) the exercise price applicable to the Vested Options, less all applicable taxes.  The purchase price for the Vested Warrants shall be (a) the fair market value of the shares subject to the Vested Warrants (as determined in the sole discretion of the Company) as of the date of the Closing minus (b) the exercise price applicable to the Vested Warrants.

(d)                                  Payment.

(i)                                     Generally.  At the Closing, the Company shall pay the purchase price to Option Holder either (in the Company’s sole discretion) (i) in full at the Closing by cash, check or wire transfer (at the discretion of the Company), or (ii) pursuant to the terms of a promissory note as described below.

(ii)                                  Promissory Note.  Any promissory note executed and delivered pursuant to this Section 5(d) shall be unsecured and provide, in the Company’s sole discretion, up to five (5) equal, consecutive, annual payments of principal, together with interest computed upon the unpaid principal amount at a rate equal to the Prime Rate of interest, adjusted upon each anniversary of such promissory note.  The “Prime Rate” shall mean the interest rate publicly quoted in the Wall Street Journal (or any successor thereto) as the prime rate for interest rate determinations for commercial banks.  The promissory note shall reserve the right of the maker to prepay the indebtedness evidenced thereby, in whole or in part at any time, without penalty.  Indebtedness evidenced by a promissory note executed and delivered by the Company hereunder shall be always junior and subordinate in right of payment to all now outstanding indebtedness and obligations of the Company, other than ordinary trade payables and accrued expenses, and such other indebtedness and obligations which the Company at any time shall determine and designate as being prior and senior to any such promissory note, including, without limitation, the Company’s present or future obligations to any banks or other financial institutions providing credit or loans to the Company on a secured or unsecured basis.

(d)                                  Closing.  The closing of the purchase described above (the “Closing”) shall take place at the principal office of the Company (or at such other place which may be mutually agreed upon by the parties hereto) on or before sixty (60) days after the date of the Company Notice.  If applicable, at the closing, Option Holder shall transfer to the Company the Shares and the certificates representing the same (duly executed for transfer), free and clear of all liens, claims and encumbrances.  At the request of the Company, Option Holder shall execute all documents that may be reasonably requested by the Company to effectuate such transfer.

(e)                                   Spouses and Interests in Shares.  For purposes hereof, all references to Shares, Vested Options or Vested Warrants owned or held by Option Holder shall include, without limitation, all such interests now owned or acquired in the future by Option Holder’s spouse, if any, as marital property, community property or quasi-community property, or pursuant to such spouse’s elective rights to deferred marital property or to an augmented marital property estate

(f)                                    Public Offering.  The purchase rights described in this Section 5 shall terminate at the sooner of (a) such time as Option Holder no longer holds any shares in the Company or rights to acquire shares in the Company or (b) upon the closing of a Public Offering, as defined in the Company’s bylaws, as such bylaws may be amended from time to time.

6.                                       Entire Agreement.  This Exercise Notice, the Plan, the Option Agreement, and the Investment Representation Statement (contained in Attachment 1 hereto and also delivered herewith if required by the Company) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Option Holder with respect to the subject matter hereof.

7.                                       Effect of Invalid Provisions; Governing Law.  The invalidity or unenforceability of any provision of this Exercise Notice shall not affect the other provisions hereof, and this Exercise Notice shall be construed in all respects as if such invalid or unenforceable provision were omitted.  To the extent not preempted by federal law, this Exercise Notice, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois, without regard to that state’s conflict of laws principles or rules of construction concerning the draftsman hereof.

8.                                       Benefit and Assignment.  This Exercise Notice shall be binding upon and shall operate for the benefit of the parties hereto and their respective personal representatives, executors or administrators, successors and assigns.

9.                                       Counterparts.  This Exercise Notice may be executed in one or more counterparts, including by facsimile or electronic signature, each counterpart of which shall be deemed an original, provided that all such copies, in the aggregate, shall contain the signatures of all parties hereto.

Submitted by:	Accepted by:

OPTION HOLDER	TEXTURA CORPORATION

By:
Signature
Name: Patrick Allin

Print Name	Its: Chief Executive Officer

Address:
Date Received

The undersigned spouse of the Option Holder identified above hereby acknowledges that the undersigned spouse has read the foregoing Exercise Notice and agrees and consents to all of its terms (having been advised to retain separate representation by counsel of the spouse’s own choosing with respect to the execution of this Exercise Notice, and having done so or declined to do so).

Spouse’s Signature:
Spouse’s Name:
Date:

ATTACHMENT 1 TO EXHIBIT C

INVESTMENT REPRESENTATION STATEMENT

OPTION HOLDER:

COMPANY:                                                                                                    Textura Corporation

SECURITY:                                                                                                    Common Stock or Series A-2 Preferred Stock

AMOUNT:

DATE:

In connection with the purchase of the above-listed securities (the “Securities”), the undersigned Option Holder represents to the Company the following:

(a)                                 The Option Holder has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the shares of Common Stock with the Company’s management.  The Option Holder understands that such discussions, as well as other written information delivered by the Company to the Option Holder, were intended to describe the aspects of the Company’s business which, at the time such information was provided, it believed to be material.

(b)                                 Option Holder is acquiring the shares of Common Stock or Series A-2 Stock (as applicable) for its own account for investment, not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Option Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the shares of Common Stock or Series A-2 Stock (as applicable).  The Option Holder has not been formed for the specific purpose of acquiring the shares of Common Stock or Series A-2 Stock (as applicable).

(c)                                  Option Holder understands that the shares of Common Stock or Series A-2 Stock (as applicable) have not been, and will not be, registered under the Securities Act, and have been issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Participant’s representations as expressed herein.  The Option Holder understands that the shares of Common Stock or Series A-2 Stock (as applicable) are restricted securities under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Option Holder must hold the shares of Common Stock or Series A-2 Stock (as applicable)  indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Option Holder acknowledges that the Company has no obligation to register or qualify the shares of Common Stock or Series A-2 Stock (as applicable) for resale.  The Option Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the shares of Common Stock or Series A-2 Stock (as applicable), and on requirements relating to the Company which are outside of the

Option Holder’s control, and which the Company is under no obligation, and may not be able, to satisfy.

(d)                                 The Option Holder understands that no public market now exists for any of the shares of Common Stock or Series A-2 Stock (as applicable) issued by the Company, and that the Company has made no assurances that a public market will ever exist for such shares.

Signature of Option Holder

Date:

EXHIBIT D

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

TEXTURA CORPORATION

STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

*  *  *  *  *

Restricted Stock Unit Recipient:

Restricted Stock Unit Grant Date (“Grant Date”):

Number of Restricted Stock Units:

Restricted Stock Unit Vesting Date (“Vesting Date”):

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, by and between Textura Corporation, a Delaware corporation (the “Company”), and the restricted stock unit recipient named above (the “Recipient”), is entered into pursuant to the Textura Corporation Stock Incentive Plan (as the same may be amended, restated, supplemented and otherwise modified from time to time, the “Plan”).  All capitalized terms not otherwise defined in the text of this Agreement have the meanings attributed to them in the Plan.

ARTICLE I
RESTRICTED STOCK UNIT ISSUANCE

1.1                               Grant of Restricted Stock Units.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Recipient the number of restricted stock units specified above (the “Restricted Stock Units”).  Each Restricted Stock Unit is a notional amount that represents one unvested share of the Company’s Common Stock.  Each Restricted Stock Unit constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Recipient, subject to the terms and conditions of the Plan and this Agreement, a share of Common Stock (or other converted ownership interest as provided under Section 3.3) or a cash payment equal to the value of a share of Common Stock, if and when the Restricted Stock Unit becomes payable.

1.2                               Rights of Restricted Stock Unit Recipient.  The Recipient shall not be deemed for any purposes to be a shareholder of the Company or have any voting rights with respect to Restricted Stock Units, nor shall he or she receive, or be entitled to receive, any dividends or dividend equivalents with respect to the Restricted Stock Units.

1.3                               Restricted Stock Unit Account.  The Company shall maintain an account on its books in the name of the Recipient, which shall reflect the number of Restricted Stock Units awarded to the Recipient.

ARTICLE II

VESTING OF RESTRICTED STOCK UNITS

2.1                               Vesting Date.  The Recipient is only entitled to payment in respect of a Restricted Stock Unit on the payment date provided in Article III of this Agreement to the extent such right is vested.  Subject to the terms and conditions contained herein, Restricted Stock Units shall fully vest on the Vesting Date set forth on the first page of this Agreement, provided that the Recipient remains in service with the Company continuously during the period from the Grant Date through the Vesting Date.  Except as provided in Section 2.3 of this Agreement, if the Recipient’s service with the Company terminates for any reason prior to the Vesting Date, the Recipient’s rights under this Agreement shall immediately terminate.

2.2                               Vesting Upon a Change in Control or Termination of Agreement.  If, while the Recipient is in the service of the Company, the Company experiences a Change in Control, as defined in Section 3.2 of this Agreement, or the Company terminates this Agreement before the Vesting Date, then the Restricted Stock Units shall become fully vested as of the effective date of such Change in Control or termination of the Agreement.

2.3                               Vesting Upon Termination Due to Disability or Death.  If, before the Vesting Date, the Recipient’s service with the Company terminates by reason of Disability or death, then the Restricted Stock Units shall become fully vested as of the date of such termination without regard to the Vesting Date specified above.

2.4                           Forfeiture Upon Termination For Cause.  Notwithstanding any other provision of this Agreement, if the Recipient’s service with the Company terminates for Cause, all of the Recipient’s rights under this Agreement shall immediately terminate, regardless of whether the Recipient’s Restricted Stock Units are vested.

ARTICLE III

PAYMENT IN RESPECT OF RESTRICTED STOCK UNITS

3.1                               Time of Payment.  Subject to Section 3.4 of this Agreement, the Recipient (or his or her Beneficiary, as defined in Section 3.5 of this Agreement) shall be entitled to payment in respect of the Recipient’s vested Restricted Stock Units as soon as administratively feasible and in all events within 30 days following a Change in Control, as defined in Section 3.2 of this Agreement.

3.2                               Change in Control.  For purposes of this Agreement, a “Change in Control” means the occurrence of any of the following events, but only to the extent such event constitutes a “change in control event” as that term is defined for purposes of Code Section 409A:

(a)                                 any one “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), or more than one Person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company, but not including Persons solely because they purchase or own stock of the Company at the same time or as a result of the same public offering), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing fifty percent (50%) or more of the total voting power of the Company’s stock, but only if such Person or group is not considered to effectively control the Company (within the meaning of Section 1.409A-3(i)(5)(vi) of the Treasury Regulations) prior to such acquisition;

(b)                                  any one Person, or more than one Person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company, but not including Persons solely because they purchase or own stock of the Company at the same time or as a result of the same public offering), acquires ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than fifty percent (50%) of the total voting power or total fair market value of the stock of the Company, but only if such Person or group was not considered to own more than fifty percent (50%) of the total voting power or total fair market value of the stock of the Company prior to such acquisition; or

(c)                                   any one Person, or more than one Person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company, but not including Persons solely because they purchase assets of the Company at the same time), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company (determined without regard to any liabilities associated with such assets) immediately before such acquisition or acquisitions, except where the assets are transferred to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company immediately after the asset transfer, (iii) a Person, or more than one Person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company immediately after the asset transfer, or (iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in (iii), above, immediately after the asset transfer.

3.3                               Form of Payment.  The Company may, in its absolute discretion, fulfill its obligations with respect to all or any portion of the vested Restricted Stock Units that become payable to the Recipient (or his or her Beneficiary) by:

(a)                                 making of a cash payment in an amount equal to the Fair Market Value of the Company’s Common Stock as of the date of the Change in Control that corresponds with the number of vested and payable Restricted Stock Units;

(b)                                 delivery of (i) the number of shares of the Company’s Common Stock that corresponds with the number of vested and payable Restricted Stock Units or (ii) such other ownership interest as such shares of Common Stock that correspond with the vested Restricted Stock Units may be converted into by virtue of the Change in Control transaction; or

(c)                                  delivery of any combination of shares of the Company’s Common Stock (or other converted ownership interest) and cash having an aggregate Fair Market Value equal to the Fair Market Value of the Company’s Common Stock as of the date of the Change in Control that corresponds to the number of vested and payable Restricted Stock Units.

3.4                               Termination of the Agreement.  The Company may, in its absolute discretion, terminate this Agreement at any time without any liability hereunder for any such termination.  Upon termination of the Agreement, any vested Restricted Stock Units will be paid in accordance with Code Section 409A and Section 1.409A-3(j)(4)(ix) (or any similar or successor provisions).  The value of any vested Restricted Stock Units that become payable in connection with the termination of this Agreement shall be determined as of the date the Company has taken all necessary action, for purposes of Code Section 409A, to irrevocably terminate and liquidate this Agreement.

Notwithstanding any provision of the Plan or Agreement to the contrary, in the event of a Public Offering, the Company will terminate this Agreement and all vested Restricted Stock Units shall be paid in full on the first anniversary of such termination, in accordance with Code Section 409A and Treasury Regulation Section 1.409A-3(j)(4)(ix) (or any similar or successor provisions).  For purposes of this Agreement, the term “Public Offering” shall have the meaning set forth in the Company’s bylaws, as such bylaws may be amended from time to time.

3.5                               Designation of Beneficiary.  The Recipient may designate a person or persons to receive payment in respect of the Recipient’s vested Restricted Stock Units in the event that the Recipient dies prior to the payment in respect of such Restricted Stock Units (a “Beneficiary”).  Such designation, or any change to a prior designation of a Beneficiary, must be done by giving notice to the Plan Administrator on a form designated by the Plan Administrator.  If more than one person is designated as the Beneficiary, their respective interests shall be as indicated on the designation form.  In the event of the Recipient’s death, the Recipient’s designated Beneficiary or Beneficiaries will be entitled to receive payment in respect of the Recipient’s vested Restricted Stock Units at the time such Restricted Stock Units become payable, in accordance with the terms of this Agreement.

A copy of the death notice or other sufficient documentation must be filed with and approved by the Plan Administrator.  If upon the death of the Recipient the Plan Administrator has determined that there is no designated Beneficiary for part or all of the Recipient’s vested Restricted Stock Units, such Restricted Stock Units shall be paid, in accordance with the terms of the Agreement, to the Recipient’s surviving spouse, or, if none, to the Recipient’s estate (such spouse or estate shall be deemed to be the Beneficiary for purposes of the Agreement).

3.6                               Withholding.  The Company may require as a condition precedent to the issuance, vesting, or payment in respect of any Restricted Stock Unit that the Recipient (or his or her Beneficiary) make such arrangements acceptable to the Plan Administrator to satisfy any federal, state or local withholding tax obligations that may arise in connection with such issuance, vesting, or payment, including requiring the deduction of any such required withholding from any payments due or to become due to the Recipient (or his or her Beneficiary) or the requiring the Recipient (or his or her Beneficiary) to remit cash to the Company in an amount equal to such withholding.  If the amount so requested is not remitted, the Company may refuse to issue, vest, or pay, as applicable, a Restricted Stock Unit.

ARTICLE IV

MISCELLANEOUS

4.1                               Transfer Restrictions.  This Agreement, the Recipient’s rights hereunder, and the Restricted Stock Units are not transferable by the Recipient, except as otherwise provided in the Plan and this Agreement.

4.2                               Securities Law Requirements.  No shares will be delivered to a Recipient unless, at the time of delivery, the shares qualify for exemption from, or are registered pursuant to, applicable federal and state securities laws.  In the event there is not then on file with the SEC under the Securities Act of 1933, as amended, an effective registration statement, including a prospectus related to the shares subject to this Agreement, the Recipient shall execute and deliver to the Company prior to receipt by the Recipient of any of shares under this Agreement, an Investment Representation Statement, in a form satisfactory to the Company.

4.3                               Adjustments.  The Recipient’s right to Restricted Stock Units under this Agreement shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Common Stock Series A-2 Preferred Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

4.4                               Restrictive Legend.  In addition to any other restrictive legend as may be required by agreement or by the Company, all certificates evidencing shares shall bear the following legend, to the extent applicable at the time such shares are transmitted:

“Transfer of the securities evidenced by this certificate is not valid except to the extent that such transfer has complied with the provisions regarding transfer contained in the bylaws, effective as of October 1, 2007, as may be amended from time to time.  A copy of the bylaws, which imposes various restrictions upon the holder of this certificate, is available to interested parties for inspection at the offices of the Corporation.

The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, but have been issued in reliance upon exemptions therefrom.  The securities may not be offered, sold, pledged or otherwise transferred without registration under the Securities Act and applicable state securities laws or receipt of an opinion of counsel satisfactory to the Corporation that an exemption from registration is available or that such transfer may otherwise lawfully be made.”

4.5                               Professional Advice.  The acceptance and exercise of the rights under this Agreement may have consequences under federal and state tax and securities laws, which may vary depending on the individual circumstances of the Recipient.  Accordingly, the Recipient acknowledges that he or she has been advised to consult the Recipient’s legal and tax advisor(s) in connection with this Agreement.  The Recipient acknowledges that neither the Company nor any of its officers, directors, attorneys or agents have made any representations as to the federal and state tax effects of the acceptance of any rights under this Agreement.

4.6                               Interpretation.  The terms of this Agreement are subject to the Plan, of which the Recipient acknowledges receipt.  As a condition of the Company entering into this Agreement, the Recipient agrees for himself or herself and his or her representatives that any dispute or disagreement that may arise under or as a result of or pursuant to this Agreement shall be determined by the Plan Administrator in its sole discretion, and any interpretation by the Plan Administrator of the terms of this Agreement or the Plan shall be final, binding, and conclusive.

4.7                               Notices.  All notices, consents and other exchanges of written material required or implied under this Agreement shall be in writing and delivered in person or by messenger, facsimile, overnight courier or certified mail and shall be sent to the following:

If to the Company:	Textura Corporation
51 Sherwood Terrace, Suite A
Lake Bluff, IL 60044
Attn: Stock Incentive Plan Administrator

If to Recipient:	The address on file with the Company

All notices shall be deemed delivered and received by the receiving party (i) if delivered by messenger, on the date of delivery or on the date delivery was refused by the addressee, (ii) if delivered by facsimile transmission, upon receipt of facsimile confirmation of the party transmitting such notice, or (iii) if delivered by overnight courier or certified mail, on the date of delivery as established by the return receipt, courier service confirmation or similar documentation (or the date on which the courier or postal service, as applicable, confirms that acceptance of delivery was refused by the addressee).  A party may change its notice information set forth above by giving the other party proper notice of the change, but a change to such notice information is only effective when it is actually received.

4.8                               Rights Are Unsecured.  Under this Agreement, the right of a Recipient or Beneficiary to receive payment hereunder shall be an unsecured claim against the general assets of the Company, and neither the Recipient nor any Beneficiary shall have any rights in or against any specific assets of the Company or any affiliate or subsidiary. All amounts credited to the

Recipient shall constitute general assets of the Company, and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

4.9                                 Prior Agreements.  This Agreement constitutes the final and complete understanding between the Recipient and the Company regarding the subject matter hereof and supersedes all prior agreements and understandings (written or oral) concerning the Restricted Stock Units specified herein or other equity interests in the Company.

4.10                        Acknowledgment of Restrictions Contained in the Company’s Bylaws.  The Recipient acknowledges that any shares delivered pursuant to this Agreement are subject to the  restrictions on transfer and other obligations and rights contained in the Company’s bylaws, which are available for inspection at the offices of the Company.

4.11                        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of all successors and assigns of the Company and the Recipient, including without limitation, the estate of the Recipient and the executor, administrator or trustee of such estate or any receiver or trustee in bankruptcy or representative of the Recipient’s creditors.

4.12                        Severability.  The terms or conditions of this Agreement shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

4.13                        Code Section 409A.  This Agreement is intended to comply with Code Section 409A and all guidance issued thereunder by the U.S. Internal Revenue Service in all respects and shall be administered in a manner consistent with such intent.  If an unintentional operational failure occurs with respect to Code Section 409A requirements, the Recipient shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the U.S. Internal Revenue Service.

4.14                        No Employment Rights.  Nothing in the rules, the operation of the Plan or this Agreement forms part of any contract of employment or employment relationship between the Recipient and the Company.  Participation in the Plan and receipt of this Award does not create any right to, or expectation of, continued employment or a continued employment relationship, nor shall it interfere in any way with the Company’s right to terminate the Recipient’s employment at any time.

4.15                        Enforcement.  Neither this Agreement nor the Plan confers on the Recipient any legal or equitable rights (other than those related to the Restricted Stock Unit award) against the Company or directly or indirectly gives rise to any cause of action at law or in equity against the Company.